AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is made by The Alger Funds, The Alger Institutional Funds, The Alger Portfolios, The Alger Funds II, and Alger Global Equity Fund (formerly Alger Global Focus Fund) (collectively, the “Trusts”); Fred Alger Management, LLC (“Adviser”); and UMB Fund Services, Inc. (“UMBFS”).

WHEREAS, the Trusts and UMBFS entered into a Transfer Agency Agreement dated October 5, 2019 and a Blue Sky Filing Services Agreement dated November 1, 2020 (together, the “Transfer Agency Agreements”).

WHEREAS, the Trusts and UMB Distribution Services, LLC (“UMBDS”) entered into an Inbound Call Management and Fulfilment Services Agreement dated October 5, 2019 (the “ICMF Agreement”) which was subsequently assigned by UMBDS to UMBFS.

WHEREAS, Adviser and UMBDS entered into an Adviser Agreement dated October 5, 2019 (which was also subsequently assigned by UMBDS to UMBFS) (together with the Transfer Agency Agreements and the ICMF Agreement, the “Agreements”).

WHEREAS, the parties hereto wish to amend the Agreements as set forth herein by entering into this Amendment.

NOW THEREFORE, for and in consideration of the mutual promises hereinafter set forth, and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Schedule A to each of the Agreements is replaced by Schedule A attached hereto.

2. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but which together shall constitute one instrument.

3. This Amendment shall be governed by and construed in accordance with the laws of the State of Wisconsin, excluding the laws on conflicts of laws.

In witness whereof, the undersigned have executed this Amendment, effective as of June 30, 2025.

[Signature page follows.]

The Alger Funds, The Alger Institutional Funds, The Alger Portfolios, The Alger Funds II, and Alger Global Equity Fund, each severally and not jointly		Fred Alger Management, LLC

By:	/s/ Tina Payne	By:	/s/ Tina Payne
	Tina Payne, Secretary		Tina Payne, General Counsel
Date:	6/11/2025		Date: 6/11/2025

UMB Fund Services, Inc.

By:	/s/ Maureen A. Quill
Maureen A. Quill, Executive Vice President
Date:	6/12/2025

Amended and Restated

Schedule A

Trust	Fund Name
Alger Global Equity Fund

The Alger Funds	Alger Growth & Income Fund
Alger Capital Appreciation Fund
Alger Small Cap Focus Fund
Alger Health Sciences Fund
Alger Mid Cap Growth Fund
Alger Weatherbie Specialized Growth Fund
Alger Small Cap Growth Fund
Alger 35 Fund
Alger Mid Cap Focus Fund
Alger AI Enablers & Adopters Fund
Alger Concentrated Equity Fund
Alger International Opportunities Fund
Alger International Small Cap Fund

The Alger Funds II	Alger Emerging Markets Fund
Alger Dynamic Opportunities Fund
Alger Responsible Investing Fund
Alger Spectra Fund

The Alger Institutional Funds	Alger Capital Appreciation Institutional Fund
Alger Focus Equity Fund
Alger Mid Cap Growth Institutional Fund
Alger Small Cap Growth Institutional Fund

The Alger Portfolios	Alger Balanced Portfolio
Alger Capital Appreciation Portfolio
Alger Growth & Income Portfolio
Alger Large Cap Growth Portfolio
Alger Mid Cap Growth Portfolio
Alger Small Cap Growth Portfolio